CONSENT OF INDEPENDENT ACCOUNTANT

The Trustees
Mentor Institutional Trust (formerly IMG Institutional Trust)

        We consent to the use of our report dated November 8, 1994, included herein and to the reference to our firm under the caption "INDEPENDENT ACCOUNTANTS" in the Statement of Additional Information.

                                        /s/ KPMG Part Marwick LLP
                                            KPMG Part Marwick LLP

September 21, 1995